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                                                                    EXHIBIT 99.1

PROXY

                                WEST ONE BANCORP

                        Special Meeting of Shareholders

                                October 3, 1995


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Harry Bettis and John B. Fery as proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of West One Bancorp which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held on Tuesday, October 3, 1995, at 3:00 p.m., or any adjournments thereof:


1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, dated May 5, 1995, between U. S. Bancorp and West One Bancorp, and the consummation of the transactions contemplated thereby.

         [ ] FOR          [ ] AGAINST              [ ] ABSTAIN


2. In their discretion, upon any other matters which may properly come before the meeting.


The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. If any other matters properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment.

The undersigned acknowledges receipt of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus and revokes all prior proxies for said meeting.






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Please sign exactly as your name appears below.  If the shares are jointly held, each joint owner named should sign. When signing as attorney, personal representative, administrator, or other fiduciary, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Date:                          , 1995
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                                              (Signature of Shareholder)


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                                              (Signature of Shareholder)

                                        PLEASE MARK, SIGN, DATE, AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.